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                                                                    EXHIBIT 99.2

                          SOMATIX THERAPY CORPORATION

            PROXY FOR SPECIAL MEETING OF STOCKHOLDERS--MAY 30, 1997

 THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF SOMATIX THERAPY
                                  CORPORATION

     The undersigned hereby appoints David W. Carter and Edward O. Lanphier II, and each of them, as proxy or proxies of the undersigned (the "Proxies"), each with full power of substitution, to represent the undersigned and to vote all the shares of common stock, par value $.01 per share, of Somatix Therapy Corporation, a corporation organized under the laws of the State of Delaware ("Somatix"), which the undersigned is entitled in any capacity to vote if personally present at the special meeting (the "Special Meeting") of stockholders of Somatix to be held at 850 Marina Village Parkway, Alameda, California 94501, at 9:00 a.m., local time, on Friday, May 30, 1997, and at any and all adjournments or postponements thereof, with respect to all matters set forth in the Joint Proxy Statement/Prospectus dated April 30, 1997, and all supplements and amendments thereto and, in their discretion, upon all matters incident to the conduct of such Special Meeting and all matters presented at the Special Meeting but which are not known to the board of directors of Somatix at the time of the solicitation of this proxy. The undersigned hereby revokes any proxy or proxies heretofore given by the undersigned to vote at the Special Meeting or any adjournment or postponement thereof.

     If properly executed, this proxy will be voted in accordance with instructions appearing hereon and, at the discretion of the Proxies, as to any other matter that may properly come before the Special Meeting. IN THE ABSENCE OF SPECIFIC INSTRUCTIONS, THIS PROXY WILL BE VOTED FOR EACH OF THE FOREGOING PROPOSALS, INCLUDING FOR THE APPROVAL AND ADOPTION OF THE MERGER AGREEMENT AND THE APPROVAL OF THE MERGER AND, AT THE DISCRETION OF THE PROXIES, AS TO ANY OTHER MATTER THAT MAY PROPERLY COME BEFORE THE SPECIAL MEETING, INCLUDING, WITHOUT LIMITATION, CONSIDERATION OF ANY MOTION TO ADJOURN OR POSTPONE THE ANNUAL MEETING TO ANOTHER TIME AND/OR PLACE.

     The undersigned hereby acknowledges receipt of the Notice of Special Meeting of Stockholders and Joint Proxy Statement/ Prospectus (with all enclosures and attachments) dated April 30, 1997, relating to the Special Meeting.

     PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY IN THE ENCLOSED POSTAGE-PAID ENVELOPE AS SOON AS POSSIBLE, EVEN IF YOU PLAN TO ATTEND THE SPECIAL MEETING.

THE BOARD RECOMMENDS A VOTE FOR PROPOSAL 1.

1. Proposal to approve and adopt the amended and restated agreement and plan of merger and reorganization, dated as of January 12, 1997 (as amended and restated as of March 27, 1997, the "Merger Agreement"), among Somatix, Cell Genesys, Inc., a corporation organized under the laws of the State of Delaware ("Cell Genesys"), and S Merger Corp., a corporation organized under the laws of the State of Delaware ("Merger Sub") and a direct wholly owned subsidiary of Cell Genesys, and to approve the merger (the "Merger") of Merger Sub with and into Somatix pursuant to the Merger Agreement.

                 FOR  [ ]      ABSTAIN  [ ]      AGAINST  [ ]

THE BOARD RECOMMENDS A VOTE FOR PROPOSAL 2.

2. Proposal to approve and adopt an amendment to the certificate of incorporation of Somatix to provide that the Somatix Series A Preferred Stock will be converted into common stock, par value $.001 per share, of Cell Genesys pursuant to the Merger.

                 FOR  [ ]      ABSTAIN  [ ]      AGAINST  [ ]



           [CONTINUED, AND TO BE SIGNED AND DATED, ON THE OTHER SIDE]
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                          [CONTINUED FROM OTHER SIDE]


Mark box at right if an address change has been noted to the left.           [ ]


                                        Name(s) of
Dated:                                  Holder(s):
       ---------------------------                 ---------------------------

                                                   ---------------------------
                                                          (Please Print)

                                                   ---------------------------

                                                   ---------------------------
                                                          (Signature(s))*
                                        (By:)
                                                   ---------------------------
                                                          (Please Print)
                                                   (Name:)
                                                           -------------------
                                                   (Title:)
                                                            ------------------

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* Please sign this proxy exactly as your name(s) appears hereon. Joint owners should each sign personally. An attorney, administrator, trustee, executor, guardian or other person signing in a representative capacity should indicate such capacity. An authorized officer signing on behalf of a corporation should indicate the name of the corporation and such officer's capacity.